Supplemental Financial Information (unaudited) 11.2.2023

Supplemental Financial Information Dollars In Thousands (unaudited) Key Financial and Operating Metrics, Excluding MDX Hawaii (Non-GAAP) On October 31, 2023, we completed the disposition of our MDX Hawaii operations. To facilitate investors’ review and understanding of agilon health, inc.’s operating results, Medicare Advantage Members, Average Medicare Advantage Members, total revenues, gross profit, medical margin, net income, and Adjusted EBITDA are presented on an adjusted basis to exclude the pre-disposition results of operations from our MDX Hawaii operations. Key financial and operating metrics excluding MDX Hawaii are non-GAAP measures. The results of the MDX Hawaii operations presented below have been calculated on the same basis as our consolidated results. Additionally, consolidated medical margin and adjusted EBITDA are non-GAAP measures. These non-GAAP financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. Reconciliations of these measures to the most directly comparable financial measure calculated in accordance with U.S. GAAP are included below or in the respective period's press release. Copies of the press releases for the quarters ended June 30, 2023, March 31, 2023, and December 31, 2022, which are furnished as exhibits to Current Reports on Form 8-K filed with the Securities and Exchange Commission on May 9, 2023, August 3, 2023, and March 1 ,2023, respectively, are incorporated by reference herein. Medicare Advantage Members - 2023 (Membership metrics reflect end of period results) 2023 March 31, June 30, September 30, Medicare Advantage Members 402,200 408,900 420,300 Less: MDX Hawaii Medicare Advantage members 36,500 36,100 36,200 Medicare Advantage Members, excluding MDX Hawaii 365,700 372,800 384,100 Average Medicare Advantage Members - 2023 2023 March 31, June 30, September 30, Average Medicare Advantage Members 399,800 409,700 425,100 Less: MDX Hawaii average Medicare Advantage members 36,400 36,200 36,200 Average Medicare Advantage Members, excluding MDX Hawaii 363,400 373,500 388,900

Total Revenues - 2023

	Three Months Ended 2023		
	March 31,	June 30,	September 30,
Total revenues	$ 1,136,147	$ 1,149,052	$ 1,215,660
Less: MDX Hawaii total revenues	81,835	79,937	78,797
Total revenues, excluding MDX Hawaii (non-GAAP)	$ 1,054,312	$ 1,069,115	$ 1,136,863

Gross Profit - 2023

	Three Months Ended 2023		
	March 31,	June 30,	September 30,
Gross profit	$ 77,296	$ 57,193	$ 30,477
Less: MDX Hawaii gross profit[1]	4,173	2,617	(6,362)
Gross profit, excluding MDX Hawaii (non-GAAP)	$ 73,123	$ 54,576	$ 36,839

(1) For the three months ended March 31, 2023, June 30, 2023, and September 30, 2023, includes other medical expenses of $2.4 million, $1.4 million, and $3.6 million, respectively.

Medical Margin - 2023

	Three Months Ended 2023		
	March 31,	June 30,	September 30,
Medical margin	$ 162,003	$ 138,310	$ 107,736
Less: MDX Hawaii medical margin	6,456	3,899	(2,850)
Medical margin, excluding MDX Hawaii (non-GAAP)	$ 155,547	$ 134,411	$ 110,586

Net Income (Loss) - 2023

	Three Months Ended 2023		
	March 31,	June 30,	September 30,
Net income (loss)	$ 15,959	$ (16,795)	$ (31,483)
Less: MDX Hawaii net income (loss)	6,008	(769)	(9,444)
Net income (loss), excluding MDX Hawaii (non-GAAP)	$ 9,951	$ (16,026)	$ (22,039)

agilon health

Adjusted EBITDA - 2023

	Three Months Ended 2023		
	March 31,[(1)]	June 30,[(2)]	September 30,[(3)]
Adjusted EBITDA	$ 23,860	$ 10,259	$ (5,777)
Less: MDX Hawaii adjusted EBITDA	(178)	(2,210)	(11,330)
Adjusted EBITDA, excluding MDX Hawaii (non-GAAP)	$ 24,038	$ 12,469	$ 5,553

(1) MDX Hawaii operations include ($7.5) million of interest income and non-cash accruals for unasserted claims, $1.2 million of depreciation and amortization, and $0.1 million of stock-based compensation.

(2) MDX Hawaii operations include ($2.8) million of interest income and non-cash accruals for unasserted claims, $1.2 million of depreciation and amortization, and $0.1 million of stock-based compensation.

(3) MDX Hawaii operations include ($3.3) million of interest income and non-cash accruals for unasserted claims, $1.2 million of depreciation and amortization, and $0.1 million of stock-based compensation.

Medicare Advantage Members - 2022 (Membership metrics reflect end of period results)

	2022			
	March 31,	June 30,	September 30,	December 31,
Medicare Advantage Members	250,300	261,300	266,600	269,500
Less: MDX Hawaii Medicare Advantage	38,900	38,800	38,700	38,700
Medicare Advantage Members, excluding MDX Hawaii	211,400	222,500	227,900	230,800

Average Medicare Advantage Members - 2022

	2022			
	March 31,	June 30,	September 30,	December 31,
Average Medicare Advantage Members	248,000	265,400	270,100	271,900
Less: MDX Hawaii average Medicare	38,900	38,700	38,700	38,600
Average Medicare Advantage Members, excluding MDX Hawaii	209,100	226,700	231,400	233,300

Total Revenues - 2022

	Three Months Ended 2022			
	March 31,	June 30,	September 30,	December 31,
Total revenues	$ 653,445	$ 670,134	$ 694,858	$ 689,774
Less: MDX Hawaii total revenues	83,465	80,829	80,606	75,091
Total revenues, excluding MDX Hawaii (non-GAAP)	$ 569,980	$ 589,305	$ 614,252	$ 614,683

agilon health

Gross Profit - 2022

	Three Months Ended 2022			
	March 31,	June 30,	September 30,	December 31,
Gross profit	$ 42,464	$ 33,914	$ 25,912	$ 9,996
Less: MDX Hawaii gross profit[(1)]	8,490	2,346	(4,015)	(5,895)
Gross profit, excluding MDX Hawaii (non-GAAP)	$ 33,974	$ 31,568	$ 29,927	$ 15,891

(1) For the three months ended March 31, 2022, June 30, 2022, September 30, 2022, and December 31, 2022, includes other medical expenses of $1.7 million, $3.3 million, $4.2 million, and $4.0 million, respectively.

Medical Margin - 2022

	Three Months Ended 2022			
	March 31,	June 30,	September 30,	December 31,
Medical margin	$ 86,215	$ 82,044	$ 75,647	$ 60,692
Less: MDX Hawaii medical margin	10,109	5,498	20	(2,058)
Medical margin, excluding MDX Hawaii (non-GAAP)	$ 76,106	$ 76,546	$ 75,627	$ 62,750

Non-GAAP

In addition to providing results that are determined in accordance with GAAP, we present medical margin and Adjusted EBITDA, which are non-GAAP financial measures. Additionally, we present our key financial and operating metrics on a non-GAAP basis to exclude of our MDX Hawaii operations (non-GAAP), the sale of which was completed on October 31, 2023.

We define medical margin as medical services revenue after medical services expense is deducted. Medical services expense represents costs incurred for medical services provided to our members. As our platform matures over time, we expect medical margin to increase in absolute dollars. However, medical margin per member per month (PMPM) may vary as the percentage of new members brought onto our platform fluctuates. New membership added to the platform is typically dilutive to medical margin PMPM. We believe this metric provides insight into the economics of our capitation arrangements as it includes all medical services expense directly associated with our members' care.

We define Adjusted EBITDA as net income (loss) adjusted to exclude: (i) income (loss) from discontinued operations, net of income taxes, (ii) interest expense, (iii) income tax expense (benefit), (iv) depreciation and amortization, (v) stock-based compensation expense, (vi) severance and related costs, and (vii) certain other items that are not considered by us in the evaluation of ongoing operating performance. We reflect our share of Adjusted EBITDA for equity method investments by applying our actual ownership percentage for the period to the applicable reconciling items on an entity-by-entity basis.

Gross profit is the most directly comparable GAAP measure to medical margin. Net income (loss) is the most directly comparable GAAP measure to Adjusted EBITDA.

We believe medical margin and Adjusted EBITDA help identify underlying trends in our business and facilitate evaluation of period-to-period operating performance of our operations by eliminating items that are variable in nature and not considered by us in the evaluation of ongoing operating performance, allowing comparison of our recurring core business operating results over multiple periods. We also believe medical margin and Adjusted EBITDA provide useful information about our operating results, enhance the overall understanding of our past performance and future prospects, and allow for greater transparency with respect to key metrics we use for financial and operational decision-making. We believe medical margin and Adjusted EBITDA or similarly titled non-GAAP measures are widely used by investors, securities analysts, ratings agencies, and other parties in evaluating companies in our industry as a measure of financial performance. Other companies may calculate medical margin and Adjusted EBITDA or similarly titled non-GAAP measures differently from the way we calculate these metrics. As a result, our presentation of medical margin and Adjusted EBITDA may not be comparable to similarly titled measures of other companies, limiting their usefulness as comparative measures. Disclaimer Operating results for the periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2023 or the results that would have been achieved if the disposition of MDX Hawaii had occurred prior to the periods presented. agilon health’s management advises investors that the information provided in this supplement should be read in conjunction with the following documents as filed by the Company with the Securities and Exchange Commission for further discussion both of the risks the Company faces and its historical performance: • Annual Report on Form 10-K for the year ended December 31, 2022; • Quarterly Reports on Form 10-Q for the periods ended March 31, June 30, and September 30, 2022 and 2023; and • Current Reports on Form 8-K filed or furnished during 2022 and 2023.